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                                                                   EXHIBIT 99(c)


                CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
                     PRINCIPAL FINANCIAL OFFICER PURSUANT TO
                                 18 U.S.C. 1350


In connection with the Form 10-K (the "Report") of Applied Industrial Technologies, Inc. (the "Company") for the period ending June 30, 2002, we, David L. Pugh, Chairman & Chief Executive Officer, and John R. Whitten, Vice President-Chief Financial Officer & Treasurer of the Company, certify that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



     /s/ David L. Pugh                        /s/ John R. Whitten
------------------------------------      --------------------------------------
David L. Pugh                             John R. Whitten
Chairman & Chief Executive                Vice President-Chief Financial Officer
Officer                                   & Treasurer

Dated: September 23, 2002